Exhibit 4.69

Dated 9th July 2012

NewLead Holdings (US) Corp
as Borrower (1)

Mojave Finance Inc
as Lender (2)

NewLead Holdings Ltd
as Third Party (3)

# AMENDMENT TO THE LOAN AGREEMENT DATED 10th APRIL 2012

**THIS AMENDMENT** is dated on 9th July 2012 and made **BETWEEN**:

(1) **NewLead Holdings (US) Corp.**, a company established under the laws of Delaware with its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (the **Borrower**);

(2) **Mojave Finance Inc** a company established under the laws of Marshall Islands with its registered office at Trust Company Complex, Ajeltaek Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the **Lender**);

(3) **NewLead Holdings Ltd**, a company established under the laws of Bermuda with its registered office at Canon's Court, 22 Victoria Street, Hamilton Bermuda (as **Third Party**);

**WHEREAS**:

The Lender has agreed to advance a loan of US$3,000,000 to the Borrower according to the terms and conditions of a Loan Agreement dated 10th April 2012, signed among the Borrower, the Lender and NewLead Holdings Ltd as third party.

**NOW IT IS AGREED** between the Parties that the repayment of the Loan is extended for six (6) months.
As a result of the extension of the repayment of the Loan, the Parties hereby agree the following amendments to the Loan Agreement:

1. "**1. Definitions and interpretation**

   **1.1 Definitions**

   ...

   **Final Payment Date** means the lapse of nine months from the Utilisation Date or, if such anniversary is not a Business Day, the immediately preceding Business Day;

   ...

   **LIBOR** means the applicable Screen Rate for the 3-months LIBOR (for the period from Utilization Date until 10th July 2012) and for 6-months LIBOR (for the period from 11th July 2012 until Final Payment Date) as of 11.00 a.m. (London time) on the Quotation Day for the offering of deposits in USD and for a period comparable to 3 or 6 months accordingly and if no Screen Rate is available for a relevant period, the rate available for the Lender for borrowing money in the same currency of the Loan from a bank institution of the Lender's choice;

   ..."

2. "**5. Loan**

   **5.1 Repayment of Loan**

   The Borrower shall repay the Loan at the lapse of nine months after Utilization Date."

   "**5.2 Prepayment of Loan**

   ...

   5.2.2 Any partial prepayment under this Agreement shall be applied in satisfaction pro tanto of the Borrower's periodic obligations with respect to clause 7.2(b) and thereafter with respect to the repayment of principal in relation to the Loan."

3. "**6 Interest**

   **6.1 Calculation of interest**

   According to the Loan Agreement dated 10th April 2012, the rate of interest in respect of the Loan was based on fix interest rate 3months LIBOR plus the Margin per Annum.
   For the period from 11th July 2012 until the Final Payment Date the rate of interest in respect of the Loan will be based on fix interest rate 6months LIBOR plus the Margin per annum.

   ..."

4. **"7.2 Amendment costs**

(a) If the Borrower requests an amendment, waiver or consent to or under any Finance Document, the Borrower shall, within seven Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

(b) An amount of US$ 300,000 will be paid by the Borrower to the to the Lender in three equal monthly instalments, the first paid on the 30th October 2012 and each consequent one at the lapse of each following month. The above mentioned amount includes the amount corresponding to interest of the Loan payable until the 10th July 2012, in accordance with clause 6 of the Loan Agreement and a fee for the amendment of the Loan Agreement."

For the rest, the business relationship between the Parties is governed by the Loan Agreement dated 10th April 2012 as it is amended now and as it may be from to time supplemented, varied or amended as well as the Security Documents as defined in the Loan Agreement and as amended from time to time.

**This Amendment Agreement has been entered into on the date stated at the beginning of this agreement.**

**SIGNATURE PAGE – AMENDMENT TO THE LOAN AGREEMENT**

Borrower

**SIGNED** )
for and on behalf of )
**NewLead Holdings (US) Corp** ) Michail S. Zolotas

Lender

MOJAVE FINANCE INC.

**SIGNED** )
for and on behalf of )
**Mojave Finance Inc** ) Fotios Karatzenis

Third Party

**SIGNED** )
for and on behalf of )
**NewLead Holdings Ltd** ) Michail S. Zolotas